Exhibit 99.1

Tyson Foods Boosts FY2017 EPS Guidance on Strong Beef Segment Performance
Another record year projected for FY18; net cost savings targets announced

Springdale, Ark., Sept. 28, 2017 – Tyson Foods, Inc. (NYSE: TSN) today announced increased adjusted guidance for fiscal 2017, adjusted guidance for fiscal 2018 and cost savings targets for 2018-2020.

Adjusted earnings guidance for the 2017 fiscal year, which ends Saturday, has been increased to an adjusted $5.20-5.30 per share, up from $4.95-5.05, primarily due to much better than expected earnings in the Beef segment.

Guidance for fiscal 2018 is an adjusted $5.70-5.85 earnings per share, which would be the seventh consecutive year of record adjusted EPS.

The company plans to provide GAAP results for its fourth quarter and full-year 2017 in its fourth quarter earnings report scheduled for Nov. 13; however, at this time the company is unable to reconcile its full-year fiscal 2017 and 2018 adjusted EPS guidance to its full-year fiscal 2017 and 2018 projected GAAP guidance because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. These potential items include, but are not limited to, the potential impairment of a non-protein business classified as an asset held for sale and any gains or losses upon the completion of the sale of three non-protein businesses, potential impairments of long-lived assets and intangible assets, and additional expense or modifications to its restructuring plan and other charges. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of this measure without unreasonable efforts. Adjusted EPS should not be considered a substitute for net income per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tom Hayes, Tyson’s president and chief executive officer, said the company is implementing its previously announced “Financial Fitness” plans. “We are creating momentum behind our continuous improvement agenda as we know we can be even more efficient operators,” he said. “We are a good partner for growth for our customers and are constantly challenging ourselves to identify opportunities to create value for our consumers, customers and shareowners.”

Through a combination of synergies from the integration of AdvancePierre Foods acquired in June, and additional eliminations of non-value-added costs, the company expects cumulative net savings of $200 million, $400 million and $600 million over fiscal years 2018, 2019 and 2020, respectively. These savings primarily will impact the Prepared Foods and Chicken segments, focusing on three areas:

•	Supply Chain

•	Procurement

•	Overhead

Exhibit 99.1

The company plans to reduce headcount by approximately 450 positions across several areas and job levels. Most of the eliminated positions will come from the corporate offices in Springdale, Chicago and Cincinnati.

“We’re grateful to everyone who has contributed to the company’s success, and we’re thankful for their time with Tyson Foods,” Hayes said. “These are hard decisions, but I believe our customers and consumers will benefit from our more agile, responsive organization as we grow our business through differentiated capabilities, deliver ongoing financial fitness through continuous improvement and sustain our company and our world for future generations.”

In its fiscal fourth quarter earnings report, Tyson Foods plans to report restructuring and other charges of approximately $140 - $150 million, composed of an approximately $70 million impairment for costs related to in-process software implementations, $45 - $50 million in employee termination costs and $25 - $30 million in contract termination costs.

The company plans to provide a reconciliation of its fourth quarter adjusted EPS and its full-year fiscal 2017 adjusted EPS guidance to its fourth quarter GAAP EPS and its full-year fiscal 2017 GAAP guidance in its fourth quarter earnings report scheduled for Nov. 13. The company last provided a reconciliation of adjusted EPS and GAAP EPS in its third quarter earnings release. For a reconciliation of the company’s third quarter adjusted EPS and its nine-months ended adjusted EPS to its third quarter and nine-months ended GAAP EPS, respectively, see the company’s Current Report on Form 8-K filed with the SEC on August 7, 2017.

Adjusted net income per share attributable to Tyson (adjusted EPS) is a supplementary measure of our financial performance that is not required by, or presented in accordance with, GAAP. We use adjusted EPS as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe adjusted EPS is meaningful to our investors to enhance their understanding of our financial performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted EPS. Further, we believe that adjusted EPS is a useful measure because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted EPS may not be comparable to similarly titled measures reported by other companies.

The company will host a conference call with analysts to discuss these announcements at 9 a.m. EDT Friday, Sept. 29, 2017. Participants may pre-register for the call at 3http://dpregister.com/10112611. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the operator. Participants may pre-register at any time, including up to and after the call start time. Those without internet access or who are unable to pre-register may dial-in by calling toll free 1-844-890-1795 or international toll 1-412-717-9589.
A live webcast, including slides, will be available on the Tyson Foods Investor Relations website at http://ir.tyson.com. The webcast also can be accessed by using the direct link https://event.on24.com/wcc/r/1517267/0A51C0B8DD32E46218B1A4E8572833A733T
A replay of the call will be available until Oct. 29, 2017, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 10112611. Financial information, such as this news release, can be accessed from the Company's web site at 3http://ir.tyson.com.
To download the free Tyson IR App, which offers access to SEC filings, news releases, transcripts, webcasts and presentations, please visit the App Store3 for iPhone and iPad or Google Play33T33T for Android mobile devices.

Exhibit 99.1

About Tyson Foods
Tyson Foods Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under three generations of family leadership, the company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Tyson Foods innovates continually to make protein more sustainable, tailor food for everywhere it’s available and raise the world’s expectations for how much good food can do. Headquartered in Springdale, Arkansas, the company had 114,000 team members at October 1, 2016. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as stewards of the animals, land and environment entrusted to it. Visit www.tysonfoods.com..

Forward-Looking Statements
Certain information contained in this news release may constitute forward-looking statements, including but not limited to statements relating to expected performance, statements relating to adjusted EPS guidance and synergies estimates, and statements relating to impairment and other charges regarding restructuring and other termination actions. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics or extreme weather; (xiv) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvi) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvii) cyber incidents, security breaches or other disruptions of our information technology systems; (xviii) effectiveness of advertising and marketing programs; (xix) our ability to fully realize expected cost savings or operating efficiencies associated with our strategic initiatives or restructuring programs; and (xx) those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the period ended October 1, 2016 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Media Contact: Gary Mickelson, 479-290-6111
Investor Contact: Jon Kathol, 479-290-4235